Exhibit 10.10

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

This Application Service Provider License Agreement (“Agreement”) between Twisted Pair Solutions, Inc. (“TPS”) and GlobalTel IP, Inc. (“ASP”), entered into as of the Effective Date identified in Schedule A, governs ASP’s licensed rights to use, reproduce, market and license access to software and related products and documentation proprietary to TPS, and consists of the following:

This Signature Page

Schedule A – Scope, General Terms and License Fees

Schedule B – Territory

Schedule C – Standard Terms and Conditions

Appendix I to Schedule C – End User License

Schedule D – Licensed Products and Fees

Schedule E – Licensed Marks

Schedule F – Maintenance, Support and Training Agreement

Schedule G –ASP Administrative & Billing Contact

1. TPS Address and Contact: Twisted Pair Solutions, Inc. Attn: President 3131 Elliott Avenue Suite 200 Seattle, WA 98121 USA Tel.: +1 (206) 442-2101 Fax: +1 (206) 812-0737

2.

<ASP Contact Info>

GlobalTel IP, Inc.<company>

Attn:  Larry M. Reid

7999 N Federal Hwt<address 1>

Suite 401<address 2>

Boca Raton, FL 33487<city, state, zip>

Tel.: 561-939-3300<tn>

Fax: 561-981-3540<Fax>

By signing below, the parties acknowledge that they agree with the terms and conditions of this Agreement, and each signatory represents and certifies that he or she is authorized to sign on behalf of his or her respective party and bind it to all of the terms and conditions of this Agreement:

TWISTED PAIR SOLUTIONS, INC. By: /s/ * Printed Name: * Title: * Date: 8/2/06	ASP By: /s/ Larry M. Reid Printed Name: Larry M. Reid Title: Executive Vice President & CFO Date: 8/1/06

* Confidential portion has been omitted and filed separately with the Securities and Exchange      Commission.

Service Provider License Agreement Twisted Pair Solutions, Inc.

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

SCHEDULE A
SCOPE, GENERAL TERMS AND LICENSE FEES

1.

EFFECTIVE DATE

August 1,2006

2.

LICENSED PRODUCT(S)

The Licensed Product(s) are identified in Schedule D.

3.

LICENSED MARKS

The Licensed Marks are identified in Schedule E.

4.

TERRITORY

The Territory of applicability for this Agreement is identified in Schedule B.

5.

LICENSE TERM

The initial term of this Agreement is five years from the Effective Date, subject to terms governing termination and renewal as set forth in Schedule C.

6.

LICENSE FEES

The License Fees are set forth in Schedule D.

7.

MAINTENANCE, SERVICE AND TRAINING FEES

ASP shall pay TPS fees for maintenance, service and training as set forth in Schedule F hereto, provided that such Schedule F is separately signed by authorized representatives of the parties.

Service Provider License Agreement Twisted Pair Solutions, Inc.

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

SCHEDULE B
TERRITORY

1.

MARKETS

ASP is authorized to sell the Service into the following markets and market segments:

Small, Medium & Large Business (non-service providers)

Small and Medium Municipalities

2.

GEOGRAPHY

3.1  Authorized Geographic Areas.  ASP is authorized to sell the Service into the following geographic areas:

North America, Central America and South America

3.2  Limitations.  Based on the limited laws to adequately protect the intellectual property of TPS Products, ASP will distribute Licensed Products in accordance with the restrictions imposed by the Bureau of Industry and Security (BIS) of the U.S. Dept. of Commerce (www.bxa.doc.gov).

This schedule may be modified per agreement of both parties.

Service Provider License Agreement Twisted Pair Solutions, Inc.

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

SCHEDULE C
STANDARD TERMS AND CONDITIONS

The following standard terms and conditions apply:

DEFINITIONS.  For purposes of this Agreement, the following definitions apply to the respective terms:

1.1

“Agreement” means this Agreement, consisting of the Signature Page, Schedules A through F, Appendix I to Schedule C, and any additional documents attached and initialed by the parties.

1.2

The terms “buy”, “purchase”, “sale”, “sell” and other similar terms, when used in connection with the license of access to the Licensed Product(s) shall mean the granting of a license or sublicense and shall not be deemed for any purpose to mean a transfer of title or other rights of ownership in the Licensed Product(s), other than the rights specifically set out in this Agreement or in applicable End User License Agreements.

1.3

“Confidential Information” means all business, marketing and technical information of each party considered by each to be trade secrets or otherwise valuable proprietary information, designated or marked as such by either party, or orally disclosed by one party to the other party as proprietary and followed by a written notice of such designation within thirty (30) days of the oral disclosure indicating the information was confidential.  Confidential Information shall not include information that (i) is now or later becomes publicly known (other than as a result of a breach of this Agreement); (ii) is independently developed by the receiving party; (iii) the receiving party lawfully obtains from any third party without restrictions on use or disclosure; or (iv) is required to be disclosed pursuant to court order or operation of law.

1.4

“Derivative Works” means a revision, modification, translation, abridgment, condensation or expansion of the Software or Documentation or any form in which the Software or Documentation may be recast, transferred, or adapted, which, if prepared without TPS’ consent, would be a copyright infringement.

1.5

“Documentation” means those software user manuals, reference manuals and installation guides, or portions thereof (if any), which are distributed in conjunction with the Software, identified in Schedule D.

1.6

“End User” means a person or entity that subscribes to a hosted service for Internal Use.

1.7

“End User License Agreement” means the agreement between TPS and an End User to subscribe to the Service, a form of which is attached hereto as Appendix I.

1.8

“TPS Intellectual Property” means the Licensed Product(s), the Marks and any intellectual property right associated therewith.

1.9

“Internal Use” means use for purposes that do not directly produce revenue for the user.

1.10

“Licensed Product(s)” means the Software and Documentation identified in Schedule D.  TPS reserves the right at any time to make changes to any Licensed Product(s), including without limitation changes required (i) for security or (ii) to facilitate performance in accordance with specifications by providing no less than (6) months written notice to ASP before the effective date of any change.

1.11

“Marks” means the TPS trademarks, trade names, service marks, logos, designs and insignias, as well as any third-party marks licensed to TPS that TPS has a right to sublicense, as identified in Schedule E.

Service Provider License Agreement Twisted Pair Solutions, Inc.

1.12

“Service” means the hosted service operated and maintained by ASP which makes available the Licensed Product(s) solely for access and use by End Users.  ASP may not resell the Service to other service providers for resale ..

1.13

“Territory” means the market and geographical restrictions set forth in Schedule B.

1.14

“Software” means the computer programs, including (binary) object code, identified in Schedule D.

1.15

Licensed Product(s).  TPS hereby grants to ASP a nonexclusive and nontransferable right and license to (i) install, store, operate and use the Licensed Product(s), in (binary) object code format only, and (ii) market and license access to the Licensed Product(s) within the Territory directly to End Users solely as a part of the Service offering.  ASP shall have no rights to use, copy, market, distribute, sublicense or sell the Licensed Product(s) other than in connection with the Service, either on a stand-alone basis or bundled with or embedded in any other product.  ASP may not sublicense the Licensed Products to any third party who intends to offer the Licensed Products as a service to End Users.  ASP may create copies of the Licensed Product(s) for non-commercial backup and archival purposes only.  Nothing in this paragraph precludes ASP from selling the Service through distribution channels as a point of sale activation.

1.16

Trademarks.  TPS hereby grants to ASP the nonexclusive and nontransferable right and license to use and display the Marks solely in connection with and only to the extent reasonably necessary for the marketing, license of access to and support of the Service during the term of this Agreement, provided that any such use and display shall comply with TPS’ then current trademark usage policies identified in Schedule E.  ASP must include the phrase “Powered by WAVE™” in all marketing and advertising materials regarding the Service.

1.17

Third-Party License.  If all or any part of the Licensed Product(s) delivered to ASP has been licensed to TPS by a third-party software supplier, then ASP is granted a sublicense to the third-party software subject to the same terms and conditions as those contained in the agreement between TPS and such third-party software supplier.  TPS reserves the right to substitute any third-party software in the Licensed Product(s) with a three (3) month’s notice to ASP as long as the substitute third-party software does not materially affect the functionality of the Licensed Product(s).

1.18

Product Modification.  ASP shall have no rights directly or indirectly to (i) decompile, reverse engineer, disassemble, modify or perform any similar type of operation on the Licensed Product(s), or any portion thereof, or (ii) prepare any other form of Derivative Works.  ASP hereby irrevocably assigns to TPS all right, title, and interest in and to all Derivative Works, whether or not authorized by TPS.

1.19

Limitations.  Notwithstanding any of the foregoing, ASP is prohibited from marketing and licensing access to the Service in any country where the proprietary rights of TPS and its third-party licensors in the Licensed Product(s) would not be recognized or would not be protected under the laws of such country.  The list of countries where such distribution is prohibited is included in Schedule B.

1.20

Reservation of Rights.  TPS reserves all rights not expressly granted under this Agreement, including, but not limited to, the rights to market, sublicense, sell and distribute the Licensed Product(s) to application service providers and End Users directly or indirectly through its distribution channels.  Without limiting the generality of the foregoing, ASP shall have no right to license access to the Licensed Product(s) except to End Users for Internal Use in connection with the Service as expressly set forth herein.

1.21

Hosting.  ASP will supply all equipment, software and services (other than the Licensed Product(s)) necessary for the operation and maintenance of the Service and will operate and maintain the Service in good working order and such as to ensure full functionality and availability for commercial or consumer customers at least 99.5% of the time per calendar month as averaged over any given calendar month.  Availability of 99.9% or greater shall be

Service Provider License Agreement Twisted Pair Solutions, Inc.

maintained if ASP sells the Service to government customers.  Government customers include, but are not limited to, public safety, state and local government, education, defense and federal agencies.  ASP will promptly update the Service with any updates, maintenance modifications or other changes as may be provided by TPS from time to time in its discretion.

1.22

Reporting.  ASP will provide information as requested by TPS regarding server capacity, network bandwidth, saturation levels, number of hits, performance benchmarks, data back-up procedures, security, or other information as TPS may determine.

PRICING, PAYMENT, REPORTS AND RECORDS

2.1

Pricing and License Fees.  ASP shall pay to TPS the License Fees set out in Schedule D as required therein, exclusive of all applicable taxes. ASP shall charge a monthly fee to End Users for the Service ..

2.2

Taxes.  ASP agrees to pay all taxes associated with the marketing and licensing of access to the Service, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on TPS’ net income.  Any tax or duty TPS may be required to collect or pay upon the marketing or licensing of access to the Service shall be paid by ASP, and such sums shall be due and payable to TPS upon delivery.  If ASP claims a tax exemption, ASP must provide TPS with valid tax exemption certificates.

2.3

Payment and Reporting.  ASP is required to submit to TPS a monthly usage report no later than thirty days after the last day of the previous calendar month together with payment for the amounts due TPS. The report will detail (i) the customer, (ii) the quantity and retail price of Licensed Products (as described in Schedule D) that are subscribed to by said customer, (iii) minutes of use, (iv) the calculation of fees, costs, and any other amounts payable by End Users with respect to each subscription, and (v) the total amounts due to TPS based on said report.  ASP agrees to make available other information that may be requested by TPS after the date hereof, including, without limitation, information regarding server capacity, network bandwidth, saturation levels, performance benchmarks, data back-up procedures and security.

2.4

Interest.  Interest shall accrue on any unpaid payment or payment balance at an annual rate of 1.5% per month, or, if lower, at the highest lawful rate, calculated from the date the payment is due to the date it is received by TPS.

2.5

Record Keeping.  ASP shall at all times maintain accurate and current written records of ASP’s marketing and licensing activities related to the Service, including, but not limited to, subscription figures, churn rates, and any other information as to which record keeping may be requested by TPS after the date hereof.  The records shall be adequate to determine ASP’s compliance with this Agreement and the sums due to TPS.  The records shall conform in accordance with good data processing practice commonly accepted in the industry.

2.6

Records Examinations.  ASP agrees to allow TPS to examine ASP’s records to monitor ASP’s compliance with this Agreement.  Any examination will be conducted only by an authorized representative of TPS, and will occur during regular business hours at ASP’s offices and will not interfere unreasonably with ASP’s business activities.  Examinations will be made no more frequently than quarterly, and TPS will give ASP no less than fifteen (15) business days prior written notice of the date of the examination and the name of the TPS authorized representative who will be conducting the examination (“Examiner”).  The audit will be conducted at TPS’ expense unless the results of such audit establish that inaccuracies in the monthly reports have resulted in underpayment to TPS of more than 10% of the amount due in any month, in which case ASP shall bear the expenses of the audit.  Examiner’s activities shall be subject to a non-disclosure agreement between Examiner and ASP.  Examiner will give ASP and TPS an examination report containing only the information necessary to indicate compliance or non-compliance with this Agreement.

Service Provider License Agreement Twisted Pair Solutions, Inc.

INTELLECTUAL PROPERTY RIGHTS

3.1

Acknowledgment of TPS’ Rights.  For purposes of this Agreement, and with the exception only of those elements (if any) of the Licensed Product(s) that TPS specifically identifies and designates as third-party software, ASP acknowledges and confirms TPS’ exclusive worldwide rights in, and the validity of, the TPS Intellectual Property.  ASP agrees not to challenge or otherwise to interfere with TPS’ use and ownership of the TPS Intellectual Property.  ASP agrees not to use, employ or attempt to register any trademarks, trade names, service marks, logos, designs or insignias that are similar to, or likely to be confusing with, the Marks.  Title to the Licensed Product(s) is vested and shall remain in TPS, or, as applicable, in such third party from whom TPS holds rights of license and distribution, and title does not pass with any license under this Agreement.

3.2

End User License Agreements.  ASP agrees to exercise commercially reasonable efforts to ensure that each End User understands, and agrees to be bound by, an appropriate End User License Agreement that is no less restrictive in its application to the Service and the Licensed Product(s) than the then-current form of TPS End User License Agreement, the most current version of which is attached as Appendix I hereto. TPS will notify ASP of changes in the End User License Agreement no less than three (3) months before it will become effective.

3.3

ASP’s Waiver of Rights.  ASP further acknowledges that it has no rights of any kind anywhere in the world in any TPS Intellectual Property other than those limited rights granted by this Agreement.  Accordingly, ASP waives (a) all claims of any right by ASP in any TPS Intellectual Property and (b) the right, if any, to file or own in its own name or in that of any designee, any application for registration of any trademark, copyright, patent, industrial design, trade secret or other intellectual property which forms part of any TPS Intellectual Property, or to own any registration or patent resulting therefrom.  In the event ASP, in any jurisdiction of the world, files such an application or obtains such a patent or registration in violation of this provision, such application, registration or patent shall be deemed held in trust by ASP for TPS and shall be assigned by ASP to TPS without conditions and upon demand by TPS.

3.4

Preservation and Security of Proprietary Information.  ASP shall not sell, assign, lease, license, transfer or otherwise disclose the Licensed Product(s) except as expressly authorized by this Agreement.  ASP shall safeguard the Service and any and all copies of the Licensed Product(s) against unauthorized disclosure, reproduction or tampering, and shall assist TPS in the enforcement of TPS’ rights in the event of unauthorized disclosure by any person under ASP’s control or service.  ASP shall also ensure that TPS’ copyright, trademark and patent notices, which may from time to time be updated, are prominently displayed in the Service and on all copies of the Licensed Product(s) and all documentation containing or regarding the Service or the Licensed Product(s).  ASP shall not remove or obscure any copyright, trademark, patent or other proprietary rights notice already present on any of the Licensed Product(s) or Documentation.  The notice of TPS’ intellectual property rights contained in the Service and in each Licensed Product shall read as follows: “Licensed Software, Copyright © 2006 Twisted Pair Solutions, Inc., all rights reserved.”

3.5

Right to Inspect Materials Incorporating the Marks.  At TPS’ request, ASP shall provide TPS with samples of all materials, whether electronic, physical or otherwise, used by ASP that contain and/or incorporate the Marks.

3.6

Goodwill.  To protect and preserve the reputation and goodwill of TPS and of the Licensed Product(s), ASP shall (1) avoid deceptive, misleading or unethical practices that are or might be detrimental to TPS, the Licensed Product(s), the Service or the public, including any disparagement of TPS, the Licensed Product(s) or the Service; (2) make no false or misleading representations with regard to TPS, the Licensed Product(s) or the Service; (3) refrain from publishing or employing any misleading or deceptive advertising material reflecting upon TPS, the Licensed Product(s) or the Service; and (4) refrain from making any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Service or the Software that are inconsistent with the Documentation and marketing literature distributed by TPS, including all warranties and disclaimers contained in such literature.

Service Provider License Agreement Twisted Pair Solutions, Inc.

3.7

Third-Party Requirements.  In the event that TPS is required by a third-party software supplier to cease and to cause its licensees to cease use, reproduction and distribution of a particular version of the Licensed Product(s), ASP agrees to comply accordingly.  TPS shall notify ASP of these requirements no less than three (3) months before it will become effective, unless otherwise required by the applicable third-party upon TPS.

CONFIDENTIAL INFORMATION.  ASP shall not use or disclose any Confidential Information supplied by TPS relating to the Licensed Product(s) except as authorized in writing by TPS in advance of such disclosure and shall safeguard all Confidential Information provided by TPS to ASP under this Agreement in the same or more restrictive manner as ASP safeguards its own Confidential Information.  In the event ASP is required to disclose TPS’ Confidential Information pursuant to a valid order by a court or other governmental body or as otherwise required by law, prior to any such compelled disclosure, ASP will (i) notify TPS of the legal process, and allow TPS to assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure, and (ii) cooperate fully with TPS in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information.  In the event that such protection against disclosure is not obtained, ASP will be entitled to disclose the Confidential Information, but only to the extent necessary to legally comply with such compelled disclosure.

LIMITED WARRANTIES.  TPS provides, to End Users only, the express warranties contained in the applicable End User License Agreement accompanying the Service.  ASP is responsible for providing a copy of the applicable End User License Agreement to End Users for their review and acknowledgement before such End Users first access the Service.  TPS does not warrant non-TPS products, which are provided by TPS on an “AS IS” basis.  Any warranty service for non-TPS products will be provided by the manufacturer of the products in accordance with the applicable manufacturer’s warranty.

EXCEPT AS SET FORTH IN THIS SECTION 6, TPS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO SUITABILITY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

INDEMNIFICATION

6.1

By TPS.

6.1.1

Indemnification Obligations.  Subject to the terms and conditions of this Agreement, TPS agrees to defend, indemnify and hold ASP harmless from damages, liabilities, costs and expenses resulting from any and all legal actions brought against ASP by a third party charging or alleging that a Licensed Product or Mark infringes any United States patent, copyright or trademark; provided that:  (a) ASP gives TPS prompt written notice of any such legal action; (b) TPS is given immediate and complete control over the defense and/or settlement of any such legal action; and (c) ASP fully cooperates with TPS in the defense of any such legal action and all related settlement negotiations.  ASP shall permit TPS, at TPS’ sole discretion, to either (a) replace or modify any Licensed Product(s) or Marks affected so as to avoid infringement; or (b) procure the right, at TPS’ expense, for ASP to use and market the Licensed Product(s) or Marks.

6.1.2

Exceptions.  Notwithstanding anything contained in this Agreement to the contrary, TPS shall have no liability and no obligations for any infringement based on: (a) use, sale or distribution of other than the two latest releases of the Licensed Product(s); (b) modification of the Licensed Product(s) by any party other than TPS; (c) the combination or use of the Licensed Product(s) with any other computer program, equipment, product, device, item or process not furnished by TPS, if such infringement would have been avoided by the use of the Licensed Product(s) alone and in their current unmodified form; (d) other acts of ASP which give rise to such claim and are beyond TPS’ direct control;  (e) a legal action brought by a third party who is an affiliate of ASP; or (f) any infringement that is known or suspected by the ASP as of the date ASP orders the Licensed Product(s) from TPS.

Service Provider License Agreement Twisted Pair Solutions, Inc.

6.1.3

Limitation.  TPS’ total obligation to ASP under this Section 6.1 regarding any and all infringement legal actions shall not exceed the amount paid by ASP to TPS during the previous twelve (12) months for the Licensed Product(s) giving rise to such claims.

THE ABOVE STATES THE ENTIRE LIABILITY OF TPS WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT SUPPLIED BY TPS.

6.2

By ASP.  ASP agrees to defend, indemnify and hold TPS and its officers, directors, shareholders, employees and agents harmless from damages, liabilities, costs and expenses resulting from any and all legal actions brought against TPS by a third party arising or resulting from, or related to, activities by ASP under this Agreement or otherwise respecting the Licensed Product(s) or Marks, including but not limited to:  (i) ASP’s use, marketing or license of access to the Service, Licensed Product(s) or Marks; (ii) any unauthorized representation, warranty or agreement, express or implied, made by ASP with respect to the Service or Licensed Product(s); or (iii) any violation of laws or regulations, including export and import control laws and regulations, relating to the marketing or license of access to the Service or Licensed Product(s), provided that:  (a) TPS gives ASP prompt written notice of any such legal action; (b) ASP is given immediate and complete control over the defense and/or settlement of any such legal action; and (c) TPS fully cooperates with ASP in the defense of any such legal action and all related settlement negotiations.

6.3

General Condition to Indemnity Rights.  If an indemnified party herein desires to have separate legal counsel in any such action, such party shall be responsible for the costs and fees associated therewith.

LIMITATION OF LIABILITY.  SUBJECT TO SECTION 6 ABOVE, IN NO EVENT SHALL TPS BE LIABLE FOR ANY COSTS, LOSS, DAMAGES OR LOST OPPORTUNITY OF ANY TYPE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOST OR ANTICIPATED PROFITS, LOSS OF USE, LOSS OF DATA, OR ANY INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER UNDER CONTRACT, TORT, WARRANTY OR OTHERWISE, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY OTHER RELATED AGREEMENT, REGARDLESS OF WHETHER TPS WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

TPS’ liability for direct damages for any cause whatsoever, and regardless of the form of action, shall not exceed the amount received by TPS from ASP during the previous twelve (12) months for the Licensed Product(s) giving rise to such claim.

ESCROW.  While this Agreement continues to exist, ASP will be entitled to receive the protection of certain source code deposit (‘escrow’) arrangements covering the source code for the Licensed Product(s) subject to entering into a separate written escrow agreement with TPS and an escrow custodian.

TERM AND TERMINATION

9.1

Term and Extensions.  The initial term hereof shall be set forth in Schedule A.  Unless earlier terminated for breach as provided herein, or unless either party notifies the other in writing, not later than three (3) calendar months prior to expiration of the initial term, of its intention to terminate the Agreement upon said expiration, this Agreement shall automatically renew at the end of the initial term for successive twelve (12) month terms.  Either party may notify the other in writing of its intention to terminate this Agreement not later than three (3) calendar months prior to the expiration of any successive term.

9.2

Termination for Cause.  Either party may terminate this Agreement upon the breach by the other party of a material term hereof.  The terminating party will first give the other party written notice of the breach and sixty (60) calendar days in which to cure the alleged breach.  If a cure is not achieved during the cure period, then the non-breaching party may terminate this Agreement upon written notice.

Service Provider License Agreement Twisted Pair Solutions, Inc.

9.3

Termination by TPS.  Notwithstanding Section 9.1 hereof, TPS may terminate this Agreement if ASP fails to meet its payment obligations under this Agreement and this failure continues for thirty (30) calendar days following receipt of written notice and demand from TPS.

9.4

Insolvency, Assignment, or Bankruptcy.  Either party may, at its option, immediately terminate this Agreement upon written notice to the other party if the other party (i) admits in writing its inability to pay its debts generally as they become due; (ii) makes a general assignment for the benefit of creditors; (iii) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a petition of bankruptcy against it; (iv) is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seeks reorganization under any bankruptcy act or consents to the filing of a petition seeking such reorganization; or (vi) is the subject of a decree by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs.

9.5

Acceleration of Payment.  Upon termination of this Agreement by TPS under Section 9.1, 9,2, or 9.3 hereof, the due dates of all outstanding invoices to ASP for Licensed Product(s) will automatically be accelerated so that they become due and payable on the effective date of termination, even if different terms had been previously granted or allowed.

9.6

Effect of Termination on Obligations.  Provided that ASP fulfills its obligations specified in this Agreement with respect to such items, ASP may continue to use and retain copies of the Licensed Product(s) to support and maintain the Service to the extent rightfully provided to End Users, directly or indirectly, by ASP prior to termination of this Agreement for the duration of any End User Service subscriptions then in effect, provided, however, that TPS shall have received payment of License Fees and other fees owing from ASP therefor.

9.7

Survival of Terms.  Termination of this Agreement shall not relieve either party of any obligations arising under this Agreement prior to the date of termination.  Any provisions of this Agreement that by their nature extend beyond the termination of this Agreement, including specifically, without limitation, obligations owing under Sections 1.18, 1.19, 1.21, 1.22, 2, 3, 4, 5, 6, 7, 9 and 10 hereof, will survive and remain in effect until all obligations are satisfied.

GENERAL PROVISIONS

10.1

Public Announcements and Promotional Materials.  TPS and ASP shall cooperate with each other either to issue a joint press release and/or to enable each party to issue and post to its website an announcement concerning this Agreement, provided that each party approve any such press announcement prior to its release.  Any separate release shall be subject to approval by both parties prior to publication of such release.  TPS shall have the right to use ASP’s name as a customer reference only with written approval by ASP.

10.2

Force Majeure.  If either party is prevented from performing any portion of this Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter.

10.3

Dispute Resolution.  The parties agree to attempt in good faith to resolve all disputes arising between them first through expedited mediation (not to exceed 48 hours from the receipt by a party of the notice described below) and, if mediation is not successful, through negotiated settlement or court action.  Neither party shall file a lawsuit until the mediation has been completed, except that in the event that the actions of one party will cause or are causing the other immediate irreparable injury requiring temporary injunctive relief and the other party is unwilling to suspend its planned or existing activity to allow for expedited mediation, the aggrieved party may file suit and seek such temporary injunctive relief in a court with jurisdiction over the subject matter of the dispute.  Dispute resolution under this section shall be triggered by one party’s service upon the other of a written notice and request to mediate, identifying the subject matter of the dispute and the nature of the relief sought.  Unless

Service Provider License Agreement Twisted Pair Solutions, Inc.

otherwise agreed in writing at the time of mediation, mediation shall be conducted through and under the mediation rules of the American Arbitration Association.

10.4

Limitation of Actions.  No action arising or resulting from this Agreement, regardless of its form, may be brought by either party more than two (2) years after termination of this Agreement.

10.5

Third-Party Claims.  Neither party shall be liable for any claim by the other based on any third-party claim, except as stated in Section 7 of this Agreement.

10.6

Choice of Law/Jurisdiction.  This Agreement will in all respects be governed by and construed in accordance with the laws of the state of Washington, without regard to choice of law provisions, and will not be construed in accordance with or governed by the United Nations Convention for International Sales of Goods.

10.7

Attorneys’ Fees.  If either TPS or ASP employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

10.8

Waiver.  No waiver of any right or remedy on one occasion by either party will be deemed a waiver of that right or remedy on any other occasion.

10.9

Superior Agreement.  This Agreement will not be supplemented or modified by any course of dealing or usage of trade.  Variance from or addition to the terms and conditions of this Agreement in any written notification from ASP will be of no effect, unless otherwise expressly provided for in this Agreement.

10.10

Assignment.  This Agreement is not assignable by ASP, in whole or in part, without TPS’ prior written consent.  TPS will not unreasonably withhold consent to an assignment of this Agreement or any part of this Agreement to a parent, subsidiary or affiliate of ASP, provided that such entity is at least as capable as ASP of satisfying ASP’s responsibilities hereunder.  Any attempted assignment without TPS’ written consent will be null and void.

10.11

Notice.  Unless otherwise agreed to by the parties, all notices required under this Agreement (except those relating to product pricing, changes and upgrades) will be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, (iii) overnight mail, addressed and sent to the address indicated on the Signature Page, to the attention of the person designated as the responsible representative or to that person’s successor, or (iv) by facsimile appropriately directed to the attention of the person designated as the responsible representative or to that person’s successor.

10.12

Severability.  If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated.  The parties further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

10.13

Independent Contractors.  Each party acknowledges that the parties to this Agreement are independent contractors and that it will not, except in accordance with this Agreement, represent itself as an agent or legal representative of the other.

10.14

No Third-Party Contracts or Obligations.  TPS shall not be deemed a party to any contractual arrangement between ASP and any third party.  None of the promises, covenants and undertakings TPS makes in this Agreement is intended to create a right or benefit enforceable by a third party.  ASP is not, and shall not hold itself out to be TPS’s legal representative or permanent establishment, nor shall ASP purport to create or assume any obligations or responsibility on TPS’ behalf.  Any such purported obligation or responsibility shall be void.

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-bottom:-12pt; padding-left:28.8pt; text-indent:-28.8pt; font-family:Arial; page-break-before:always" align=justify>10.15

No Partnership or Joint Venture.  Neither this Agreement nor any course of conduct between the parties hereunder shall constitute or create a partnership, joint venture, principal-agent relationship or employer-employee relationship between the parties.

10.16

Compliance with Laws.  Each party represents and warrants that it shall comply at its own expense with all applicable laws, rules and regulations of governmental bodies and agencies, including all laws, rules and regulations affecting or governing exports, in its performance under this Agreement.

10.17

Government Rights.  ASP agrees (i) to identify the Licensed Product(s) in all proposals and agreements with the United States Government or any contractor for the United States Government; and (ii) to identify or to mark the software products provided pursuant to any agreement with the United States Government or any contractor for the United States Government as necessary to obtain protection substantially equivalent to that afforded commercial computer software and related documentation developed at private expense and provided with Restricted Rights as defined in DFARS 48 C.F.R. 252.227-7013(c)(1)(ii) or 48 C.F.R. 52.227-19, as applicable, or any successor regulations.

10.18

Headings.  The headings provided in this Agreement are for convenience only and will not be used in interpreting or construing this Agreement.

10.19

Counterparts.  This Agreement may be executed in two counterparts, each of which will be deemed an original and all of which when taken together will constitute one and the same document.

10.20

Scope of Agreement.  Each of the parties hereto acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms.  The parties further agree that this Agreement is the complete and exclusive statement of agreement regarding the subject matter and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and all other communications between the parties relating thereto.

10.21

Amendment.  This Agreement may be amended only by a writing that refers specifically to this Agreement, signed by authorized representatives of both parties.

*   *    *    END OF STANDARD TERMS AND CONDITIONS    *    *    *

Service Provider License Agreement Twisted Pair Solutions, Inc.

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

APPENDIX I TO SCHEDULE C

END USER LICENSE AGREEMENT

IMPORTANT – READ BEFORE USING THE SERVICE

YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE ACCESSING OR USING THE ACCOMPANYING HOSTED SOFTWARE, THE USE OF WHICH IS LICENSED FOR USE ONLY AS SET FORTH BELOW.  IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, DO NOT USE THE SOFTWARE.  IF YOU USE ANY PART OF THE SOFTWARE, SUCH USE WILL INDICATE THAT YOU ACCEPT THESE TERMS.

The accompanying hosted software is licensed to [COMPANY] (“Company”) by Twisted Pair Solutions, Inc. (“TPS”).  This End User License Agreement (“EULA”) is a legal agreement between you (either an individual or a single entity) and TPS for the hosted software product of TPS origin, as well as associated media, printed materials, and “online” or electronic documentation (“Service”).  By using the Service, you agree to be bound by the terms of this EULA.  If you do not agree to the terms of this EULA, TPS is not willing to license the Service to you.  In such event, do not access or use the Service.

Any updates to the Service provided by TPS (which may be provided by TPS at its sole discretion) shall be governed by the terms of this EULA.  Products with separate end user license agreements that may be provided along with the Service are licensed to you under the terms of those separate end user license agreements.

LICENSE GRANT.  Subject to the terms and conditions of this EULA, TPS grants you a nonexclusive right and license to access and use the Service, provided that, (1) you may not rent, lease, sell, sublicense or lend the Service or access thereto; (2) you may not reverse engineer, decompile, disassemble or modify the Service; and (3) you may not transfer rights under this EULA.

No license is granted in any of the Service’s source code.  This license does not grant you any rights to patents, copyright, trade secrets, trademarks or any other rights with respect to the Service.

You may make a reasonable number of copies of the electronic documentation accompanying the Service for each Service license you acquire, provided that you must reproduce and include all copyright notices and any other proprietary rights notices appearing on the electronic documentation.

TPS reserves all rights not expressly granted herein.

INTELLECTUAL PROPERTY RIGHTS.  The Service is protected by copyright laws, international copyright treaties, and other intellectual property laws and treaties.  TPS and its suppliers retain all ownership of, and intellectual property rights in (including copyright), the Service components and all copies thereof.

EXPORT RESTRICTIONS.  You agree that you will not export or re-export the Service, any part thereof or access thereto, or any process or service that is the direct product of the Service in violation of any applicable laws or regulations of the United States or the country in which you obtained them.

U.S. GOVERNMENT RESTRICTED RIGHTS.  The Service and related documentation are provided with Restricted Rights.  Use, duplication, or disclosure by the Government is subject to restrictions set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software – Restricted Rights at 48 C.F.R. 52.227-19, as applicable, or any successor regulations.

TERM AND TERMINATION.  This EULA is effective until terminated.  The EULA terminates immediately if you fail to comply with any term or condition hereof.  You may also terminate this EULA at any time by canceling your subscription to the Service.

Service Provider License Agreement Twisted Pair Solutions, Inc.

GOVERNING LAW, VENDUE AND ATTORNEYS’ FEES.  This EULA is governed by the laws of the State of Washington, USA, excluding its conflict of law rules, and you agree that all disputes arising in any way out of this EULA will be heard exclusively in, and all parties irrevocably consent to jurisdiction and venue in, the state and Federal courts of Washington.  You agree that the United Nations Convention on Contracts for the International Sale of Goods is hereby excluded in its entirety and does not apply to this EULA.  If you subscribe to the Service in a country outside of the United States, that country’s laws may apply.  In any action or suit to enforce any right or remedy under this EULA or to interpret any provision of this EULA, the prevailing party will be entitled to recover its costs, including reasonable attorneys’ fees.

ENTIRE AGREEMENT.  This EULA constitutes the entire agreement between you and TPS with respect to the Service, and supersedes all other agreements or representations, whether written or oral.  The terms of this EULA can only be modified by express written consent of both parties.  If any part of this EULA is held to be unenforceable as written, it will be enforced to the maximum extent allowed by applicable law, and will not affect the enforceability of any other part.

Should you have any questions concerning this EULA, or if you desire to contact TPS for any reason, please contact Twisted Pair Solutions, Inc., 3131 Elliott Ave, Suite 200, Seattle, WA 98121 USA or send email to:  info@twistpair.com.

NO WARRANTY.  TPS makes no warranty or representation that the Service will meet your requirements, will work in combination with any hardware or application software products provided by third parties, that the operation of the Service will be uninterrupted or error free, or that any defects in the Service will be corrected.

TPS DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  OTHER THAN AS STATED HEREIN, THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY, AND EFFORT IS WITH YOU.  ALSO, THERE IS NO WARRANTY AGAINST INTERFERENCE WITH YOUR ENJOYMENT OF THE SERVICE OR AGAINST INFRINGEMENT.  IF YOU HAVE RECEIVED ANY WARRANTIES REGARDING THE SERVICE, THOSE WARRANTIES DO NOT ORIGINATE FROM, AND ARE NOT BINDING ON, TPS.

NO LIABILITY FOR CERTAIN DAMAGES.  EXCEPT AS PROHIBITED BY LAW, TPS SHALL HAVE NO LIABILITY FOR COSTS, LOSS, DAMAGES OR LOST OPPORTUNITY OF ANY TYPE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOST OR ANTICIPATED PROFITS, LOSS OF USE, LOSS OF DATA, OR ANY INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER UNDER CONTRACT, TORT, WARRANTY OR OTHERWISE ARISING FROM OR IN CONNECTION WITH THIS EULA OR THE USE OR PERFORMANCE OF THE SERVICE.  IN NO EVENT SHALL TPS BE LIABLE FOR ANY AMOUNT IN EXCESS OF THE LICENSE FEE PAID BY YOU TO TPS OR THE COMPANY UNDER THIS EULA.  SOME STATES AND COUNTRIES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION MAY NOT APPLY TO YOU.

Service Provider License Agreement Twisted Pair Solutions, Inc.

* Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

AMENDMENT

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

SCHEDULE D -- LICENSED PRODUCTS AND FEES

WAVE STANDARD PRICE LIST AND MARGIN STRUCTURE FOR ASP

(All Prices are in US Dollars)

Maintenance and Support (Licensed Products)

Annual Support Fee

*

Licensed Fees

These MSRP prices are based on WAVE 3.0 and subject to change with a 60 day notice. Any service agreements in place at the time of a price change will be grandfathered in at the old pricing through the term of each current agreement. ASP will receive partner discount, currently * at this time of signing.

Server Components
		Each WAVE System is deployed using a combination of the following components:
		WAVE Management Server
		Redundant WAVE Management Server
		WAVE Media Servers
		Standard Channels
		Cisco IP Phone Channels
		Trunk Channels
		Multiplex Trunk Channels
		Tone Features
			21	0%
Server Licensing
Part Number	Name	Contents	Quantity	Price Per Month
W3-ASP-MP1	WAVE System - 1	Individual Group Communications	1	*

Client and Other Licensing
Part Number	Name	Contents	Quantity	Price Per Month
W3-ASP-DC	Desktop Communicator	WAVE Desktop Communicator	1	*
W3-ASP-DS	Dispatch Communicator Standard	WAVE Dispatch Communicator Standard	1	*
W3-ASP-IP	IP Phone Communicator	WAVE Cisco IP Phone Communicator	1	*

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Page 15 of 22

W3-ASP-MC	Mobile Communicator	WAVE Mobile Communicator	1	*
W3-ASP-VP	Voice Port	WAVE Voice Port	1	*
W3-ASP-RS	Recording Session	WAVE Recording Session	1	*
W3-ASP-WDR	WAVE Domain Registrar	WDR Channel Subscription	1	*
W3-ASP-SE	Standard Engine	Standard Engine for SDK	1	*
W3-ASP-GE	UGC Comm Engine	Unified Group Communications Engine for SDK	1	*
W3-ASP-DE	Dispatch Engine	Dispatch Engine for SDK	1	*

By signing below, the parties acknowledge that they agree with the terms and conditions of this Amendment to the Application Service Provider License Agreement, executed on August 2, 2006, and each signatory represents and certifies that he or she is authorized to sign on behalf of his or her respective party and bind it to all of the terms and conditions of this Agreement:

TWISTED PAIR SOLUTIONS, INC. By: /s/ * Printed Name: * Title: * Date: _2/6/08	GlobalTel IP, Inc. By: /s/ Larry M. Reid Printed Name: Larry M. Reid Title: President & CEO Date: _2/4/08

* Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

Service Provider License Agreement Twisted Pair Solutions, Inc.

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

SCHEDULE E -- LICENSED MARKS

TPS GENERAL TRADEMARK GUIDELINE

The purpose of these guidelines is to assist you in complying with the legal requirements of Twisted Pair Solutions, Inc. (TPS) regarding trademark use.   Additional guidelines are provided for the “Powered by WAVE™” marks and logos in Section 3 of Schedule C.

General Trademark Guidelines

You may use Twisted Pair Solutions (TPS) trademarks (including logos or taglines) to identify TPS products, services, and programs on all marketing and sales collaterals (such as, but not limited to, price quotes, datasheets, presentations, brochures, advertising, tradeshow materials, websites) provided you adhere to the following guidelines:

1.

You may not incorporate or include TPS trademarks in your company name, product name, domain name, or in the name of your service.

2.

Your product name may not be confusingly similar to any of TPS’ trademarks.

3.

Your use may not be obscene or pornographic, and may not be disparaging, defamatory, or libelous to TPS, any of its products, or any other person or entity.

4.

Your use may not directly or indirectly imply TPS’ sponsorship, affiliation, or endorsement of your product or service.

5.

Reference to the TPS trademark may not be the most prominent visual element on your product or service. Your company name and/or logo, your product or service name, and your graphics should be significantly larger than the reference to TPS’ trademark.

6.

If your use includes references to a TPS product, the full name of the product must be referenced at the first and most prominent mention (such as WAVE™). When referencing any TPS trademarks, please mark with a ™ as indicated below.

7.

You may not shorten or abbreviate any of TPS’ trademarks. Always spell and capitalize TPS’ trademarks exactly as they appear below.

8.

You need to include the following trademark attribution statement: "[List of marks used in alphabetical order] are either registered trademarks or trademarks of Twisted Pair Solutions, Inc." For example: WAVE™ is a trademark of Twisted Pair Solutions, Inc.

9.

These guidelines are provided for guidance only. TPS reserves the right to request revised wording depending upon the particular circumstances relating to a specific product.

Service Provider License Agreement Twisted Pair Solutions, Inc.

Trademarks

The following list sets forth certain of the trademarks used by Twisted Pair Solutions, Inc. This list is subject to change at any time.

WAVE™
Wide Area Voice Environment™

Logos
Unless you are licensed by Twisted Pair Solutions under a specific licensing program or agreement, use of TPS logos such as the TPS corporate logo and product logos are not allowed. You may qualify for use of certain logos under the programs offered through our Partner Program.

The following list sets forth certain of the logos used by Twisted Pair Solutions, Inc. This list is subject to change at any time. A full download of all logos may be found in the partner-only section of the Twisted Pair Solutions, Inc. website (www.twistpair.com).

Colors: The logos should only be used as indicated on the web site, or in black.

Service Provider License Agreement Twisted Pair Solutions, Inc.

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

SCHEDULE F
APPLICATION SERVICE PROVIDER MAINTENANCE, SUPPORT AND TRAINING AGREEMENT

This Application Service Provider Maintenance, Support and Training Agreement (“MS&T Agreement”) is part of the Service Provider License Agreement (“ASP Agreement”) between Twisted Pair Solutions, Inc. (“TPS”) and GlobalTel IP, Inc. (“ASP”) and is subject to all the general terms and conditions thereof, except as and to the extent such terms are specifically and directly superseded hereby.  TPS and ASP may, at any time, negotiate and mutually agree to amend and extend the coverage of the maintenance, training and support beyond such period, provided that any such amendment is in writing.

A.

Maintenance and Product Support.

1.

Maintenance/Minor Updates.  In consideration of the Service Fee set forth in Section A.4 below, TPS will provide ASP with any Minor Updates to the current version of the Licensed Product(s) made generally available during the term of this MS&T Agreement.  ASP and TPS agree to discuss monthly support issues and processes.

2.

Technical Support.  In further consideration of the Service Fee set forth in Section A.4 below, TPS will provide ASP with TPS’ backend technical support services, as further described herein.

a.

Back-end Support.  TPS will provide back-end support to ASP for Program Errors not resolved by ASP pursuant to ASP support policies and in accordance with subsection (b) below.  This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors.  TPS will provide ASP with a telephone number and an e-mail address which ASP may use to report Program Errors during TPS’ Support Group business hours (“Business Hours”).  For priority 1 or 2 failures, ASP agrees to notify TPS via both telephone and e-mail.  ASP will identify one (1) member of its customer support staff and an alternate to act as the primary technical liaisons responsible for all communications with TPS’ technical support representatives.  Such liaisons will have sufficient technical expertise, training and/or experience for ASP to perform its obligations hereunder.  Within one (1) week after the Effective Date, ASP will designate its liaisons.  Notification will be in writing and/or e-mail to TPS.  ASP may substitute contacts at any time by providing to TPS one (1) week’s prior written and/or electronic notice thereof.

TPS will make reasonable efforts to correct significant Program Errors that ASP identifies, classifies and reports to TPS and that TPS substantiates.  TPS may reclassify Program Errors if it reasonably believes that ASP’s classification is incorrect.  ASP will provide sufficient information to enable TPS to duplicate the Program Error before TPS’ response obligations will commence.  TPS will not be required to correct any Program Error caused by (a) ASP’s incorporation or attachment of a feature, program, or device to the Licensed Product(s), or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Licensed Product(s); (c) the failure to provide a suitable installation environment; (d) use of the Licensed Product(s) for other than the specific purpose for which the Licensed Product(s) are designed; (e) use of the Licensed Product(s) on any systems other than the specified hardware platform for such TPS Products; (f) ASP’s use of defective media or defective duplication of the Licensed Product(s); or (g) ASP’s failure to incorporate any Minor Update previously released by TPS which corrects such Program Error.

Provided Program Error reports are received by TPS during TPS’ Support Group Business Hours, TPS will use its commercially reasonable efforts to communicate

Service Provider License Agreement Twisted Pair Solutions, Inc.

with ASP about the Program Error via telephone or e-mail within the following targeted response times:

Priority	Failure Description	Response Time
1	Fatal (no useful work can be done)	10 working hours
2	Severe Impact (functionality disabled): errors which result in a lack of application functionality or cause intermittent system failure	1 working day
3	Degraded Operations: errors causing malfunction of non critical functions	3 working days
4	Minimal Impact: attributes and/or options to utility programs do not operate as stated	Future release, on business justifiable basis
5	Enhancement Request	When applicable

TPS will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable work around, an object code patch, or a specific action plan for how TPS will address the problem and an estimate of how long it will take to rectify the defect.  TPS reserves the right to charge ASP additional fees at its then-standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by TPS. Notwithstanding the foregoing, TPS has no obligation to perform services in connection with (i) Program Errors resulting from hardware or software not supplied by TPS; or (ii) which occur in a Licensed Product release which is not the then-current release.

b.

Front-line Support. ASP, and not TPS, will provide front-line, or first and second level, technical support to its End Users and distributors.  Such support includes call receipt, call screening, installation assistance, problem identification and diagnosis, efforts to create a repeatable demonstration of the Program Error, maintenance of a website that provides technical and warranty support to End Users and, if applicable, the distribution of any defective media or Minor Updates.  ASP agrees that any documentation distributed by ASP will clearly and conspicuously state that End Users should call ASP, and not TPS, for technical support for the Licensed Product(s).  TPS will have no obligation to furnish any assistance, information or documentation with respect to the Licensed Product(s), to any End User.  If TPS Customer Support representatives are being contacted by a significant number of ASP’s End Users then, upon TPS’ request, ASP and TPS will cooperate to minimize such contact.

3.

Service Fee.  For maintenance and support rendered in connection with the Licensed Product(s), as set forth in Sections A.1 through A.3 above, and for the period of this maintenance agreement only, ASP shall pay to TPS, on or before the Effective Date, the Annual Support Fee as specified in Schedule D.

Service Provider License Agreement Twisted Pair Solutions, Inc.

B.

Product Training

1.

WCSE/IE Training. ASP shall complete WCSE/IE training before offering the Service to End Users.

2.

Training Fees.  All Training Fees are payable not later than fifteen (15) days prior to the first day of the selected training program.

TWISTED PAIR SOLUTIONS, INC. By: /s/ * Printed Name: * Title:* Date: 8/2/06	ASP By: /s/ Larry M. Reid Printed Name: Larry M. Reid Title: Executive Vice President & CFO Date: 8/1/06

* Confidential portion has been omitted and filed separately with the Securities and Exchange      Commission.

Service Provider License Agreement Twisted Pair Solutions, Inc.

TWISTED PAIR SOLUTIONS, INC.
APPLICATION SERVICE PROVIDER LICENSE AGREEMENT

SCHEDULE G
ASP Administrative & Billing Contact

ASP: GlobalTel Ip, Inc.

Contact Name: Larry M. Reid

Title: Vice President & CFO

Contact Address: 7999 N Federal Hwy, Suite 401

       Boca Raton, FL 33487

Telephone (office): 561-939-3300 Ext 143

561-981-3540

Telephone (cell): 954-821-3560

Email address: lreid@globaltelip.com

Service Provider License Agreement Twisted Pair Solutions, Inc.
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